Exhibit 99.1

VeriFone, Inc. 2099 Gateway Place, Suite 600 San Jose, CA, 95110 www.verifone.com
Investor Contact:
William Nettles – Vice President
Corporate Development & IR
Tel: 408-232-7979
Email: ir@verifone.com
Editorial Contact:
Pete Bartolik
VeriFone, Inc.
Tel: 508-283-4112
Email: pete_bartolik@verifone.com
VeriFone Reports
Third Quarter Fiscal 2007 Results
Record Revenues of $232 million
Record EBITDA, as adjusted, margins of 27.3%
Record EPS, as adjusted, of 42 cents, grew 50%
Record Operating Cash Flow of $43 million
SAN JOSE, CA – September 6, 2007 – VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended July 31, 2007.
     Net revenues, for the three months ended July 31, 2007, were $231.9 million, 57% higher than the net revenues of $147.6 million for the comparable period of 2006. Net revenues from VeriFone’s International business increased 106% while net revenues from VeriFone’s North America business increased 22%. The significant increase in net revenues was driven largely by the acquisition of Lipman Electronic Engineering Ltd., which closed November 1, 2006.
     Gross margins, excluding non-cash acquisition related charges and stock-based compensation expense, expanded to a record 48.2%, for the three months ended July 31, 2007, compared to 45.9% for the comparable period of 2006. GAAP gross margins for the three months ended July 31, 2007, declined to 44.0% from 45.0% for the three months ended July 31, 2006, primarily as a result of increased amortization of purchased technology assets.
     GAAP operating expenses for the three months ended July 31, 2007 were $65.5 million compared to $38.0 million for the comparable period of

2006. This increase was primarily due to the Lipman acquisition and related integration expenses.
     EBITDA, as adjusted, margins for the three months ended July 31, 2007, expanded for the twelfth consecutive quarter and reached a record level of 27.3%, compared to the 22.6% recorded in the three months ended July 31, 2006.
     GAAP EPS for the three months ended July 31, 2007, was $0.16 per diluted share, compared to $0.24 per diluted share, for the comparable period of fiscal 2006. This decline resulted from acquisition related non-cash charges, higher stock-based compensation expense and a higher GAAP tax rate driven by an increase in the valuation allowance related to the Lipman acquisition. Net income, as adjusted, which excludes non-cash acquisition related charges and debt issuance costs, as well as non-cash stock-based compensation expense and Lipman integration costs, for the three months ended July 31, 2007, increased 50% to $0.42 per diluted share, compared to $0.28 per diluted share, for the comparable period in 2006.
     “I am extremely pleased to report on another outstanding quarter as we once again achieved exceptional financial results,” said Douglas G. Bergeron, Chairman and Chief Executive Officer. “During the quarter, we achieved record revenues and record gross and operating margins, all which led to strong EPS growth,” continued Bergeron. “Our North American business continued to surge, growing 9% sequentially. Our compelling portfolio of wireless solutions and our strength in emerging markets were also significant factors driving our success this quarter.”
     “We are increasing our internal expectations for the fourth quarter and now expect to repeat these record third quarter results. Our guidance for the fourth quarter, therefore, is for net revenue of $231 - $233 million and net income, as adjusted, per share of $0.41 - $0.42. As a result, we are also increasing our full year fiscal year 2007 expectations for net income, as adjusted per share to $1.59 to $1.60 per share. As well, given the out-performance in profitability that we have consistently enjoyed since the closing of the Lipman acquisition last November, we are now taking this opportunity to update our long term financial model. We are reaffirming our revenue growth rate projection in the 10% — 15% range and we are increasing our margin expectations as reflected in the table below.”
Long Term Model

	Prior	New
Gross Margin(1)	42% - 47%	45% - 50%
EBITDA Margin(2)	18% - 24%	25% - 30%
Net Margin(3)	12% - 17%	15% - 20%

(1)	Excludes non-cash acquisition related charges and stock-based compensation expense.

(2)	Includes add backs of cash and non-cash acquisition related charges, amortization of debt issuance costs and other debt related costs and stock-based compensation.

(3)	Excludes cash and non-cash acquisition related charges, debt issuance costs and stock-based compensation. Assumes long-term cash tax rate of 28 percent.
     Third Quarter Highlights
•	VeriFone was selected as the sole provider of payment solutions to China Postal Savings bank, the fifth largest bank in the country, further solidifying VeriFone’s leadership position in this important market.
•	Cara, the largest operator of full service restaurants in Canada, has selected VeriFone’s ON THE SPOT pay at the table system designed exclusively for the hospitality industry. With this multi-million dollar rollout, Cara becomes the largest restaurant operator and the first in Canada to provide its customers with the convenience and security of payment at the table.
•	VeriFone now has more than 5,000 New York City taxicabs signed or committed to comprehensive multi-year agreements for in-taxi acceptance of credit cards. VeriFone also has 100% of the

Philadelphia taxi fleet equipped for the acceptance of credit cards and has made inroads in Mexico City and Singapore as well. This business holds considerable promise for the future, including in the case of New York City, a share of the lucrative advertising revenue and per-transaction processing fees.
•	In North America, VeriFone’s retail business had yet another outstanding quarter signing a number of top tier customers. The TJX Companies, one of the top apparel and merchandise retailers in the United States with over 2,000 stores, chose to roll out the MX 870 to the entire enterprise to proactively meet industry PCI requirements and introduce new functionality to their customers. Rent-A-Center, the leading rent to own retailer in the United States, chose the new MX 850 system to provide debit and credit functionality to all of their stores. The MX 870 was also selected by Bon-Ton Department Stores, one of the largest regional department store chains in the United States.
Note: The Company’s third quarter results reflect the November 1, 2006 acquisition of Lipman and, because of the integration of Lipman’s products and distribution channels as well as the lack of comparable quarter ends of VeriFone and Lipman, are compared to pre-acquisition results of prior fiscal periods.

Financial Measures
     Reconciliations for the non-GAAP measures presented in this press release are provided at the end of this press release. Management uses the non-GAAP measures presented in this release to help them evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of other companies in VeriFone’s industry, but cautions investors that these non-GAAP measures should not be considered as substitutes for disclosures made in accordance with GAAP.
Conference Call
     The management of VeriFone will host a conference call, which will be simultaneously webcast, on September 6, 2007, at 1:30 p.m. (PST) to discuss VeriFone’s third quarter results. Management may also provide forward looking guidance on this call. To access the live conference call, the dial-in numbers are as follows:
Domestic callers: 800-638-5495
International callers: 617-614-3946
Passcode: 86374659
     To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register. The recorded audio webcast will be available on VeriFone’s website until September 13, 2007.
     A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. 617-801-6888, will be available until September 13, 2007. The access code for the replay is 42419276.
-ends-

About VeriFone Holdings, Inc. (www.verifone.com)
VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q . VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2007	2006	Change	2007	2006	Change
	(unaudited)
Net revenues:
System Solutions	$206,216	$131,960	56%	$587,245	$378,781	55%
Services	25,729	15,657	64	78,539	45,656	72

Total net revenues	231,945	147,617	57	665,784	424,437	57
Cost of net revenues:
System Solutions	107,373	71,633	50	324,964	207,501	57
Amortization of purchased core and developed technology assets	9,249	1,071	nm	28,417	4,083	nm

Total cost of System Solutions net revenues	116,622	72,704	60	353,381	211,584	67
Services	13,312	8,452	58	38,812	23,391	66

Total cost of net revenues	129,934	81,156	60	392,193	234,975	67

Gross profit	102,011	66,461	53	273,591	189,462	44
Operating expenses:
Research and development	15,560	11,726	33	48,604	35,354	37
Sales and marketing	23,644	14,181	67	69,490	42,786	62
General and administrative	21,134	10,936	93	66,721	30,627	118
Amortization of purchased intangible assets	5,167	1,159	nm	16,555	3,477	nm
In-process research and development	—	—	nm	6,640	—	nm

Total operating expenses	65,505	38,002	72	208,010	112,244	85

Operating income	36,506	28,459	28	65,581	77,218	-15
Interest expense	(9,584)	(3,438)	179	(28,935)	(9,914)	192
Interest income	2,226	938	137	4,751	2,552	86
Other income and expense, net	(4,386)	(195)	nm	(4,417)	71	nm

Income before income taxes	24,762	25,764	-4	36,980	69,927	-47
Provision for income taxes	11,323	9,009	26	19,666	24,342	-19

Net income	$13,439	$16,755	-20%	$17,314	$45,585	-62%

Net income per share:
Basic	$0.16	$0.25		$0.21	$0.69

Diluted	$0.16	$0.24		$0.20	$0.66

Weighted-average shares used in computing net income per common share:
Basic	82,407	66,284		81,699	65,936

Diluted	84,374	69,079		84,507	68,906

ADDITIONAL CONSOLIDATED STATEMENTS OF OPERATIONS DISCLOSURES
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
	(unaudited)
GAAP net revenues	$231,945	$147,617	$665,784	$424,437

Gross profit as reported	102,011	66,461	273,591	189,462
Amortization of purchased core and developed technology assets	9,249	1,071	28,417	4,083
Amortization of step-up in inventory on acquisition	—	—	13,732	—
Stock-based compensation	597	204	2,560	519

Gross profit excluding amortization of purchased core and developed technology assets, other non-cash acquisition costs and stock-based compensation	$111,857	$67,736	$318,300	$194,064

As a percentage of net revenues:
Gross profit as reported	44.0%	45.0%	41.1%	44.6%

Gross profit excluding amortization of purchased developed technology assets, other non-cash acquisition costs and stock-based compensation(2)	48.2%	45.9%	47.8%	45.7%

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
	(unaudited)
Stock-based compensation included above:
Cost of net revenues — System Solutions	$597	$204	$2,560	$519
Research and development	1,637	326	4,673	716
Sales and marketing	1,931	569	5,426	1,309
General and administrative	2,659	587	12,642	1,254

	$6,824	$1,686	$25,301	$3,798

(1)	“nm” means not meaningful

(2)	Management uses gross profit excluding non-cash acquisition related charges and stock-based compensation, a non-GAAP measure, to evaluate the Company’s gross profit and to compare the Company’s current results with those of prior periods, but cautions that it should not be considered as a substitute for disclosures made in accordance with GAAP.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	July 31,	October 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$212,946	$86,564
Accounts receivable, net of allowances of $5,276 and $2,364	183,096	119,839
Inventories	145,398	86,631
Other current assets	45,743	26,210

Total current assets	587,183	319,244

Property, plant and equipment	42,857	7,300
Purchased intangible assets, net	180,835	16,544
Goodwill	564,718	52,689
Other assets	108,662	57,168

Total assets	$1,484,255	$452,945

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$97,810	$66,685
Income taxes payable	5,489	5,951
Deferred revenue, net	39,271	23,567
Other current liabilities	111,870	54,480
Current portion of long-term debt	5,367	1,985

Total current liabilities	259,807	152,668

Deferred revenue	10,310	7,371
Long-term debt, less current portion	549,006	190,904
Other long-term liabilities	81,273	3,261

Minority interest	3,299	—

Total stockholders’ equity	580,560	98,741

Total liabilities and stockholders’ equity	$1,484,255	$452,945

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
Cash flows from operating activities
Net income	$13,439	$16,755	$17,314	$45,585
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of purchased intangibles	14,478	2,230	45,035	7,560
Depreciation and amortization of property, plant and equipment	2,049	881	5,814	2,532
Amortization of capitalized software	230	294	800	892
In-process research and development	—	—	6,640	—
Amortization of interest rate caps	5	97	5	236
Amortization of debt issuance costs	469	280	1,129	819
Stock-based compensation	7,451	1,686	25,928	3,798
Non-cash portion of loss on debt extinguishment	4,764	—	4,764	—
Minority interest	(111)	—	(86)	—
Other	(21)	6	(11)	(75)

Net cash provided by operating activities before changes in working capital	42,753	22,229	107,332	61,347

Changes in operating assets and liabilities:
Accounts receivable, net	(15,076)	542	(28,211)	(19,097)
Inventories, net	(14,705)	(25,919)	9,772	(40,369)
Deferred tax assets	(5,189)	(792)	(5,748)	(2,663)
Prepaid expenses and other current assets	9,737	(597)	(9,066)	(1,204)
Other assets	(2,145)	(966)	(1,618)	(924)
Accounts payable	26,129	(1,675)	16,532	15,421
Income taxes payable	185	(4,162)	1,985	431
Tax benefit from stock-based compensation	(2,210)	(1,292)	(6,891)	(2,666)
Accrued compensation	(1,645)	821	(4,186)	200
Accrued warranty	(2,339)	(212)	(3,538)	(886)
Deferred revenue, net	4,750	376	10,282	5,509
Deferred tax liabilities	5,880	—	11,050	—
Accrued expenses and other liabilities	(3,088)	623	(4,448)	(1,460)

Net cash provided by operating activities	43,037	(11,024)	93,247	13,639

Cash flows from investing activities
Software development costs capitalized	(1,609)	(653)	(4,532)	(1,731)
Purchase of property, plant and equipment	(8,606)	(619)	(21,085)	(2,780)
Purchase of other assets	(500)	441	(500)	(673)
Purchases of marketable securities	—	(22,526)	—	(125,034)
Sales and maturities of marketable securities	—	20,700	—	127,325
Transaction costs, pending acquisitions	—	(2,497)	—	(2,497)
Acquisition of business, net of cash and cash equivalents acquired	(1,199)	—	(275,469)	—

Net cash used in investing activities	(11,914)	(5,154)	(301,586)	(5,390)

Cash flows from financing activities
Proceeds from long-term debt, net of costs	308,302	—	613,252	—
Purchase of convertible note hedge	(80,236)	—	(80,236)	—
Sale of warrants	31,188	—	31,188	—
Repayment of long-term debt	(261,304)	(461)	(262,554)	(1,386)
Tax benefit of stock-based compensation	2,210	1,292	6,891	2,666
Repayments of capital leases	(39)	(18)	(43)	(125)
Investment by minority interest	1,050	—	1,050	—
Proceeds from exercises of stock options and other	5,995	1,527	24,565	2,120

Net cash provided by financing activities	7,166	2,340	334,113	3,275
Effect of foreign currency exchange rate changes on cash	(1,103)	221	608	1,011

Net increase in cash and cash equivalents	37,186	(13,617)	126,382	12,536

Cash and cash equivalents, beginning of period	175,760	91,218	86,564	65,065

Cash and cash equivalents, end of period	$212,946	$77,601	$212,946	$77,601

Supplemental disclosures of cash flow information
Cash paid for interest	$7,322	$3,138	$25,369	$9,013

Cash paid for taxes	$398	$13,592	$13,779	$26,881

Supplemental schedule of non-cash transactions:
Issuance of common stock and stock options for business acquisition	—	—	429,692	—

SUPPLEMENTAL DATA
VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2007	2006	Change	2007	2006	Change
GAAP net income	$13,439	$16,755	-20%	$17,314	$45,585	-62%
Provision for income taxes	11,323	9,009	26	19,666	24,342	-19

Income before income taxes	24,762	25,764	-4	36,980	69,927	-47
Interest expense excluding acquisition related charges	8,309	3,438	142	26,842	9,914	171
Interest income	(2,226)	(938)	137	(4,751)	(2,552)	86
Depreciation and amortization of equipment and improvements	2,049	881	133	5,814	2,532	130
Amortization of capitalized software	230	294	-22	800	892	-10
Amortization of purchased intangible assets	14,478	2,230	nm	45,035	7,560	nm
Amortization of step-down in deferred revenue on acquisition	652	76	nm	3,088	399	nm
Amortization of step-up in inventory on acquisition	—	—	nm	13,732	—	nm
In-process research and development	—	—	nm	6,640	—	nm
Stock-based compensation	6,824	1,686	nm	25,301	3,798	nm
Acquisition related charges and restructuring costs	3,572	—	nm	11,807	—	nm
Non-cash portion of loss on debt extinguishment	4,764	—	nm	4,764	—	nm

EBITDA as adjusted	$63,414	$33,431	90%	$176,052	$92,470	90%

% of revenue	27.3%	22.6%	21	26.4%	21.8%	21

GAAP net income	$13,439	$16,755	-20%	$17,314	$45,585	-62%

Amortization of purchased intangible assets	14,478	2,230	nm	45,035	7,560	nm
Amortization of step-down in deferred revenue on acquisition	652	76	nm	3,088	399	nm
Amortization of step-up in inventory on acquisition	—	—	nm	13,732	—	nm
In-process research and development	—	—	nm	6,640	—	nm
Stock-based compensation	6,824	1,686	nm	25,301	3,798	nm
Acquisition related charges and restructuring costs	3,572	—	nm	11,807	—	nm
Amortization of debt issuance costs	469	280	68	1,129	819	38
Non-cash portion of loss on debt extinguishment	4,764	—	nm	4,764	—	nm

Total adjustments	30,759	4,272	nm	111,496	12,576	nm

Tax effect of adjustments	8,613	1,367	nm	31,219	4,024	nm
Estimated long term tax rate	28.0%	32.0%	-13	28.0%	32.0%	-13

	22,146	2,905	nm	80,277	8,552	nm
Valuation allowance on IPR&D (3)	—	—	nm	1,782	—	nm

Adjustments after tax	22,146	2,905	nm	82,059	8,552	nm

Net Income as Adjusted (2)	$35,585	$19,660	81%	$99,373	$54,137	84%

% of net revenue	15.3%	13.3%	15%	14.9%	12.8%	16%

Net Income as Adjusted per diluted share	$0.42	$0.28	50%	$1.18	$0.79	49%

Weighted-average shares used in computing diluted net income as adjusted per common share	84,374	69,079		84,507	68,906

(1)	“nm” means not meaningful

(2)	Management uses EBITDA as Adjusted and Net Income as Adjusted, both non-GAAP measures to evaluate the Company’s operating performance and compare the Company’s current results with those for prior periods, but cautions that they should not be considered as substitutes for disclosures made in accordance with GAAP.

(3)	The tax effect of in-process research and development is treated as a discrete item resulting in an increase in the non-cash valuation allowance and tax rate for the nine months ending July 31, 2007.

GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2007	2006	Change	2007	2006	Change
North America	$104,570	$85,404	22%	$289,680	$243,045	19%
Latin America	42,672	23,981	78	124,840	74,426	68
Europe	69,549	31,554	120	209,931	80,754	160
Asia	15,806	6,754	134	44,421	26,611	67
Corporate	(652)	(76)	nm	(3,088)	(399)	nm

	$231,945	$147,617	57%	$665,784	$424,437	57%

VERIFONE HOLDINGS, INC.
RECONCILIATION OF GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP NET INCOME
(In $ million, except per share data; unaudited)

	Three months ending October 31, 2007
	Non-GAAP			GAAP
	Range of Estimates			Range of Estimates
	From	To	Adjustments	From	To
Net income	$34.6	$35.5	($17.5) [a]	$17.1	$18.0

Net income per share — diluted	$0.41	$0.42		$0.20	$0.21

Shares used to compute net income per share (millions)	85.2	85.2		85.2	85.2

[a]   Reflects estimated adjustments as follows:

				After Tax
			Before Tax	@28%

(i)		Amortization of purchased intangible assets	$13.9	$10.0
(ii)		Stock-based compensation	7.5	5.4
(iii	)	Acquisition related charges	1.5	1.1
(iv	)	Amortization of step-down in deferred revenue	0.8	0.6
(v)		Amortization of debt issuance costs	0.6	0.4

		Total adjustments	$24.3	$17.5